Exhibit 99.1

OptimizeRx Appoints James Lang to Board of Directors

ROCHESTER, Mich., January 30, 2017 -- OptimizeRx Corp. (OTCQB: OPRX), the leading electronic health record (EHR) based point-of-care solution company for health care professionals and patients, has appointed James Lang to its board of directors.

Lang brings to OptimizeRx more than 25 years of experience in healthcare data, analytic, and technology enabled business services. Lang presently serves as an executive advisor to Water Street, a strategic private equity firm focused exclusively on building market-leading companies in healthcare. He is also a director of BioVie, a development-stage company pioneering an innovative therapeutic that targets complications due to liver cirrhosis.

Lang previously served as CEO of Decision Resources Group, a leading healthcare research and consulting company providing high-value healthcare industry analysis and insights, where he helped transform the company into an industry leader. Earlier, he was president of Strategic Decisions Group, a premier global strategy consultancy, and he expanded the life sciences practice and later sold it to IMS Health. He is an active private investor and advisor with healthcare companies, including Boston Heart Diagnostics (acquired by Eurofins) and AlphalmpactRx (acquired by IMS Health).

“Jim is an exceptionally talented businessman with an extensive track record of building successful companies,” said William Febbo, OptimizeRx’s CEO. “He is enthusiastic about our position as the leading player delivering patient and physician support directly within the EHR. He shares our vision of providing the next generation of EHR communication solutions that will leverage the broad market reach and exclusivity of our ePrescribing network.”

Lang commented: “I’m excited to join the company at this pivotal time, particularly given the growth OptimizeRx experienced in the fourth quarter and the recent M&A activity in our market. We are looking forward to continued growth in 2017.”

“As physicians increasingly use EHRs, it’s critical they have the right assets at the right time and within their ePrescribing workflow, especially when it comes to improving patient outcomes,” continued Lang. “OptimizeRx addresses this need head on with the nation’s largest ePrescribing network, with promotional programs incorporated into more than 350 leading EHRs and which engages more physicians at 'point-of-prescribe' than any other network. Given the phenomenal digital health platform OpitimzeRx has created, I see tremendous opportunity for bringing the company to the next level of growth and development.”

Lang holds a BS summa cum laude in electrical and computer engineering from the University of New Hampshire, and earned an MBA with distinction from the Tuck School of Business where he was named an Edward Tuck Scholar. He currently guest lectures at the Tuck School of Business in strategy and decision-making.

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About OptimizeRx Corp
Based in Rochester, MI, OptimizeRx Corporation (OTCQB: OPRX) is a health technology software company that is revolutionizing the point of care experience through technology to improve clinical decisions and outcomes. OptimizeRx’s unique platform helps patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies effective ways to expand awareness, access and adherence to their medications.

The company’s core product replaces drug samples with electronic trial vouchers and copay financial message savings that are electronically added to an e-Prescription and sent electronically to the pharmacy and is integrated within leading electronic health record (EHR) platforms in the country, including Allscripts, Quest Diagnostics, Practice Fusion, DrFirst, New Crop and other EHRs to reach over 300,000 physicians. In turn, OptimizeRx promotes patient savings and support from the world’s largest pharmaceutical companies, including Pfizer, Lilly, Novartis, AstraZeneca and many others. For more information, please go to www.optimizerxcorp.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Company Contact:

OptimizeRx

Doug Baker, CFO

dbaker@optimizerx.com

248-651-6568 x807

Investor Relations Contact:

CMA

Ron Both, Managing Partner

oprx@cma.team

949-432-7557

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